In re Farmland Industries, Inc		Case No. 02-50557

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF DECEMBER, 2003

REVENUE
Gross Income		$ 116,805,947.85
Less Cost of Goods Sold		$ 108,471,667.75
Materials	$ 108,481,021.08
Direct Labor
Overhead (Freight and Other)	$ (9,353.33)
Gross Profit		$ 8,334,280.10

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 3,285,785.22
Advertising and Marketing	$ 257.77
Insurance	$ 755,795.45
Payroll Taxes	$ 193,731.07
Lease and Rent	$ 1,021,094.01
Telephone and Utlities	$ 4,088,546.06
Attorney and other Professional Fees	$ 3,008,383.78
UST Quarterly Fees	$ -
Other Expenses (includes other income)	$ 5,215,214.52
Total Operating Expenses		$ 17,568,807.88
Net Income (Loss)		$ (9,234,527.78)

CURRENT ASSETS
Accounts Receivable at end of month (Does not include Intercompany)		$ 51,641,327.30
Increase (Decrease) in AR for month		$ 18,526,642.36
Inventory at end of month		$ 71,684,367.07
Increase (Decrease) in Inventory for month		$ (22,580,049.06)
Cash at end of the month		$ 348,422,022.61
Increase (Decrease) in Cash for month		$ (16,679,141.28)

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (4,340,581.19)
Increase (Decrease) in post-petition debt		$ 9,127,984.52
Taxes Payable:
Federal Payroll Taxes	$ (426,559.77)
State Payroll Taxes	$ (76,321.15)
Local Payroll Taxes	$ (3,745.46)
State Sales Taxes	$ (276,344.12)
Real Estate and Personal	$ (309,110.14)
Property Taxes (Real Property)	$ (222,973.36)
Other (see footnote 1)	$ (1,792,795.63)
Total Taxes Payable		$ (3,107,849.63)

Footnote 1
PRE-Fed MTR FUEL TAX-IC & SUBS (248001)	$ (5,663.77)
PRE-ST MTR FUEL TAX PAY (248101)	$ -
PRE-FED ENVIRON TAX PAY (249001)	$ -
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ (8.14)
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ -
USE TAX PAYABLE-MANUAL ENTRIES	$ (135,413.29)
FED HWY USE TAX PAY	$ -
FED MTR FUEL TAX-EST LIAB	$ (1,651,710.43)
ST MTR FUEL TAX PAY	$ -
PRE-USE TAX PAY-MANUAL (245002&12)	$ -
$ (1,792,795.63)